UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Biogen Idec Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

For More Information Contact:
Biogen Idec Media Contact:
Naomi Aoki
Director, Public Affairs
(617) 914-6524
Biogen Idec Investor Relations Contact:
Elizabeth Woo
Vice President, Investor Relations
(617) 679-2812
PROXY GOVERNANCE ENDORSES ALL FOUR BIOGEN IDEC
DIRECTOR NOMINEES
All Three Leading Voting Advisory Services Recommend Stockholders Vote FOR
Company Nominees on the WHITE Proxy Card
Cambridge, MA, June 11, 2008 — Biogen Idec Inc.(NASDAQ: BIIB) today announced that PROXY Governance, Inc. recommends that stockholders vote the WHITE proxy card FOR all four of Biogen Idec’s nominees at the Annual Meeting of Stockholders on June 19. Earlier this week RiskMetrics Group/ISS Governance Services and Glass, Lewis & Co. also endorsed the Biogen Idec nominees and recommended that clients NOT vote on the Gold proxy card. All three firms also support the Board’s recommendations on all other proposals outlined in the Company’s proxy statement.
The four highly regarded and accomplished individuals nominated by the Biogen Idec Board are: Cecil B. Pickett, Ph.D., Lynn Schenk, J.D., Phillip A. Sharp, Ph.D., and Stelios Papadopoulos, Ph.D.
In its report, PROXY Governance stated: “Given the track record of this board and its management team over the five years since Biogen and Idec merged, as well as significant performance targets to which the company has committed itself through 2010, we believe shareholders will be better served by re-electing the management slate of nominees.”
-MORE-

Page 2 Proxy Governance Endorses All Four Biogen Idec Director Nominees
Biogen Idec’s Chairman Bruce R. Ross said, “We are gratified that PROXY Governance, as well as RiskMetrics and Glass Lewis, recognizes the strong leadership of our current Board in driving stockholder value and supports the election of our four nominees. We urge all Biogen Idec stockholders to vote FOR the Company’s Board nominees on the WHITE proxy card.”
Additionally, the Company has posted a video on www.biogenidec.com, where stockholders can listen to the Biogen Idec director nominees speak about their commitment to delivering value.
Stockholders who require assistance in voting their shares may call Biogen Idec’s proxy solicitor, Innisfree M&A Incorporated, toll free at 877-750-8536.
About Biogen Idec
Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis and rheumatoid arthritis. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.
Important Information
On May 8, 2008, Biogen Idec filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2008 Annual Meeting. Biogen Idec’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company’s definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836.
###